Exhibit 5.1
August 12, 2009
RTI International Metals, Inc.
Westpointe Corporate Center One
155 Coraopolis Heights Road, Fifth Floor
Pittsburgh, Pennsylvania 15108
     Re: Registration Statement on Form S-3 Filed by RTI International Metals, Inc.
Ladies and Gentlemen:
          This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by RTI International Metals, Inc., an Ohio corporation (the “Corporation”), on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) for the registration of up to $200,000,000 of the following securities:
(a) shares of capital stock, par value $0.01 per share (the “Common Stock”) of the Corporation;
(b) shares of preferred stock (the “Preferred Stock”) of the Corporation;
(c) the Corporation’s senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities” and collectively, the “Debt Securities”);
(d) warrants of the Corporation to purchase Common Stock, the Preferred Stock, the Depositary Shares or the Debt Securities or the securities of third parties or other rights (the “Warrants”);
(e) purchase contracts obligating the Corporation or a holder to purchase the Common Stock, the Preferred Stock or the Depositary Shares or securities of third parties at a future date (the “Purchase Contracts”);
(f) units consisting of one or more Purchase Contracts, warrants, beneficial interests in Debt Securities, shares of Common Stock or Preferred Stock or debt obligations of third parties or any other securities (the “Units”); and
(g) depositary shares representing a fractional interest in a share of Preferred Stock (the “Depositary Shares”).

RTI International Metals, Inc.
August 12, 2009

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.
     We have acted as counsel for the Corporation in connection with the Registration Statement.  The Debt Securities may be issued pursuant to an indenture (the “Indenture”) between the Corporation and Bank of New York Mellon as trustee (the “Trustee”) and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
     The preferences, limitations and relative rights of shares of any series of the Preferred Stock will be set forth in a statement with respect to shares (a “Statement with Respect to Shares”) with respect thereto. The shares of the Preferred Stock represented by the Depositary Shares will be deposited pursuant to a depositary agreement (a “Depositary Agreement”) between the Corporation and a bank or trust company as depositary. The Purchase Contracts may be issued pursuant to a purchase contract agreement (a “Purchase Contract Agreement”) between the Corporation and a bank or trust company as stock purchase contract agent. The Units may be issued pursuant to a unit agreement (a “Unit Agreement”) between the Corporation and a bank or trust company as unit agent. The Warrants may be issued pursuant to a warrant agreement (a “Warrant Agreement”) between the Corporation and a bank or trust company as warrant agent.
     We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon the Amended and Restated Articles of Incorporation (the “Restated Articles”) and Amended Code of Regulations (the “Regulations”) of the Corporation, the corporate minute books of the Corporation as provided to us by the Corporation, and originals or copies, certified or otherwise identified to our satisfaction, of such documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein.
     In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of all such documents provided to us by the Corporation. As to any facts material to the opinions expressed herein, we have, when such facts were not independently established, relied upon certificates of public officials and certificates, oaths, declarations and representations of the Corporation and of its officers, directors and other representatives. We have assumed that the Corporation will continue to be presently subsisting in good standing, and will continue to have the requisite legal status and legal capacity, under the laws of the State of Ohio, and that the Corporation has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Indenture, any supplemental indenture thereto and the Registration Statement. We have assumed that the choice of New York law to govern the Indenture and any supplemental indentures thereto is a valid and legal provision.

RTI International Metals, Inc.
August 12, 2009

     We have assumed that (i) one or more Prospectus supplements will be prepared and filed with the Commission describing the Securities offered thereby, (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus supplements, (iii) the Indenture will be duly authorized, executed and delivered by the Trustee substantially in the form filed as an exhibit to the Registration Statement, (iv) the Indenture will be duly qualified under the Trust Indenture Act, (v) the Debt Securities will be duly authenticated by the Trustee, (vi) the Warrant Agreement, Unit Agreement, Depositary Agreement and Purchase Contract Agreement will in each case be duly authorized, executed and delivered by all parties thereto other than the Corporation, (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Corporation, (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (ix) with respect to shares of the Common Stock or the Preferred Stock offered, there will be sufficient shares of the Common Stock or the Preferred Stock authorized under the Restated Articles and not otherwise reserved for issuance.
     We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party other than the Corporation to any agreement with respect to any of the Securities. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Corporation, enforceable against each such other party in accordance with their respective terms.
     We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Corporation or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.
     Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court.
     We express no opinion as to the law of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Ohio. We express no opinion herein with respect to compliance by the Corporation with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

RTI International Metals, Inc.
August 12, 2009

     We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Corporation, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) which provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.
     Based upon and subject to the foregoing, we are of the opinion that:
     1. With respect to the Common Stock, when (i) specifically authorized for issuance by proper action of the Corporation’s Board of Directors or an authorized committee thereof (“Authorizing Resolutions”), (ii) the terms of the issue and sale of the Common Stock have been duly established in conformity with the Restated Articles and Regulations, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Corporation and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, (iii) the shares of the Common Stock have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (iv) the Corporation has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock so issued and sold will be validly issued, fully paid and nonassessable.
     2. With respect to shares of any series of the Preferred Stock, when (i) Authorizing Resolutions have specifically authorized establishing and designating the series of the Preferred Stock and fixing and determining the preferences, limitations and relative rights thereof, the filing of an appropriate certificate of designation or amendment, as applicable,with respect to the series with the Secretary of State, Business Services Division, of the State of Ohio, the issuance and terms of the shares of Preferred Stock of such series, and the terms of the offering thereof and related matters, (ii) the terms of the issue and sale of the Preferred Stock of such series have been duly established in conformity with the Restated Articles and Regulations, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Corporation and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, (iii) the shares of the Preferred Stock of such series have been duly issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (iv) the Corporation has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Preferred Stock, the shares of the Preferred Stock of such series so issued and sold will be validly issued, fully paid and nonassessable.
     3. With respect to any Debt Securities, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the Indenture and any required supplemental indenture has been

RTI International Metals, Inc.
August 12, 2009

duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any applicable supplemental indenture, do not violate any applicable law or the Restated Articles or Regulations, or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and supplemental indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Corporation has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.
     4. With respect to any Depositary Shares, when (i) Authorizing Resolutions have specifically authorized the adoption of an appropriate certificate of designation or amendment, as applicable, relating to the Preferred Stock underlying the Depositary Shares, the filing of the appropriate certificate of designation or amendment, as applicable, with respect to the series with the Secretary of State, Business Services Division, of the State of Ohio, the issuance and terms of the Depositary Shares, and the terms of the offering thereof and related matters, (ii) the applicable Depositary Agreement relating to such Depositary Shares has been duly authorized, executed and delivered by all parties thereto and the depositary appointed by the Corporation, (iii) the terms of the issuance and sale of such Depositary Shares have been duly established in conformity with the Restated Articles and Regulations, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, (iv) such Depositary Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, (v) the shares of the Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) and (vi) the Corporation has received the consideration provided for in the Authorizing Resolutions, such Depositary Shares will be legally issued.
     5. With respect to any Warrants, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement, do not violate any applicable law or the Restated Articles or Regulations, or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, (iv) such Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Corporation has received the consideration provided for in the Authorizing Resolutions, such Warrants will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

RTI International Metals, Inc.
August 12, 2009

     6. With respect to any Purchase Contracts, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Purchase Contract Agreement has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement, do not violate any applicable law or the Restated Articles or Regulations, or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any and all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Corporation, (iv) such Purchase Contracts have been duly executed and delivered in accordance with the applicable Purchase Contract Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Corporation has received the consideration provided for in the Authorizing Resolutions, such Purchase Contracts will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.
     7. With respect to any Units, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement, do not violate any applicable law or the Restated Articles or Regulations, or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any and all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Corporation, (iv) such Units have been duly executed and delivered in accordance with the applicable Unit Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Corporation has received the consideration provided for in the Authorizing Resolutions, such Units will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name in any Prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

RTI International Metals, Inc.
August 12, 2009

Very Truly Yours, BUCHANAN, INGERSOLL & ROONEY PC
By:	/s/ Richard D. Rose